MARK BAILEY & COMPANY, LTD.
Certified Public Accountants & Management Consultants
1495 Ridgeview Dr., Ste 200 | Reno, NV 89519 | http://www.markbaileyco.com

December 16, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sir or Madam,

We have read item 4 of the Form 8-K filed by General Metals Corporation on December 16, 2011 and we agree with the statements made therein as they pertain to us.

Sincerely yours,

/s/ Mark Bailey and Company, Ltd.